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                                                                    EXHIBIT 3.1










                   ARTICLES OF INCORPORATION OF THE REGISTRANT


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Form 2
Secretary of State
WISCONSIN

11/90                   ARTICLES OF INCORPORATION
                           STOCK (FOR PROFIT)



Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Chapter 180 of the Wisconsin Statutes repealed and recreated by 1989 Wis. Act 303:

Article 1.

         Name of Corporation:  HEARTLAND WISCONSIN CORP.

Article 2. (See FEE information on reverse)

         THE CORPORATION SHALL BE AUTHORIZED TO ISSUE 9,000 SHARES, $.01 PAR VALUE COMMON STOCK.

Article 3.

        The street address of the
        initial registered office is:             6635 S. 13TH STREET
        (The complete address, including          OAK CREEK, WI  53154
        street and number,
        if assigned, and the ZIP
        code must be stated.)

Article 4.

         The name of the initial registered
         agent at the above registered office
         is:                                      FRANK GIUFFRE

Article 5.  Other provisions (OPTIONAL):

Article 6.  Executed on AUGUST 4, 1995.

         Name and complete address of each incorporator:

         1.   RICHARD A. KRANITZ
              KRANITZ & PHILIPP
              1238 12TH AVE.
              GRAFTON, WI  53024


              /s/ RICHARD A. KRANITZ
           ---------------------------------
              (Incorporator Signature)


This document was drafted by ATTORNEY RICHARD A. KRANITZ